Exhibit 99.1
 Rapid7 Announces Fourth Quarter and Full-Year 2020 Financial Results
•Annualized recurring revenue (ARR) of $432.9 million, an increase of 28% year-over-year
•Full-year revenue of $411.5 million, up 26% year-over-year; Products revenue of $382.9 million, up 29% year-over-year
•Total ARR per customer growth of 18% year-over-year
•Full-year GAAP operating loss of $(74.1) million and non-GAAP operating income of $2.0 million
Boston, MA – February 9, 2021 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security analytics and automation, today announced financial results for the fourth quarter and full-year 2020.

"The Rapid7 team delivered a strong finish to 2020 that exceeded our expectations across both security transformation solutions and vulnerability management. Full-year ARR growth of 28% demonstrates our ability to capture the growing opportunity as organizations transform their security operations for the cloud," said Corey Thomas, Chairman and CEO of Rapid7.

"As we look ahead to 2021 we remain focused on delivering an Insight Platform experience that combines market leading technology and platform value for a differentiated customer experience."
Fourth Quarter 2020 Financial Results and Other Metrics

	Three Months Ended December 31,

	2020	2019	% Change

	(dollars in thousands)
Annualized recurring revenue	$432,946	$338,714	28%
Number of customers	9,736	9,022	8%
ARR per customer	$44.5	$37.5	18%
Recurring revenue as a percentage of total revenue	90%	87%
Renewal rate	103%	108%

rapid7.com

	Three Months Ended December 31,			Year Ended December 31,

	2020	2019	% Change	2020	2019	% Change

	(in thousands, except per share data)
Products revenue(1)	$104,384	$82,997	26%	$382,922	$297,897	29%
Professional services revenue	8,775	8,651	1%	28,564	29,050	(2)%
Total revenue	$113,159	$91,648	23%	$411,486	$326,947	26%

North America revenue	$93,765	$76,258	23%	$342,638	$274,481	25%
Rest of world revenue	19,394	15,390	26%	68,848	52,466	31%
Total revenue	$113,159	$91,648	23%	$411,486	$326,947	26%

GAAP gross profit	$79,465	$66,286		$289,969	$235,801
GAAP gross margin	70%	72%		70%	72%
Non-GAAP gross profit	$83,002	$68,554		$302,967	$244,720
Non-GAAP gross margin	73%	75%		74%	75%

GAAP loss from operations	$(20,631)	$(12,315)		$(74,099)	$(45,995)
GAAP operating margin	(18)%	(13)%		(18)%	(14)%
Non-GAAP (loss) income from operations	$(744)	$785		$2,032	$2,404
Non-GAAP operating margin	(1)%	1%		0%	1%

GAAP net loss	$(28,918)	$(14,346)		$(98,849)	$(53,845)
GAAP net loss per share, basic and diluted	$(0.56)	$(0.29)		$(1.94)	$(1.10)
Non-GAAP net (loss) income	$(3,726)	$1,484		$(5,200)	$4,306
Non-GAAP net (loss) income per share, basic	$(0.07)	$0.03		$(0.10)	$0.09
Non-GAAP net (loss) income per share, diluted	$(0.07)	$0.03		$(0.10)	$0.08

Adjusted EBITDA	$2,958	$3,654		$15,525	$12,453

Cash provided by (used in) operating activities	$582	$7,824		$4,887	$(1,420)
(1) Historically, we have presented revenue on our consolidated statement of operations as products, maintenance and support and professional services revenue. For the three months and year ended December 31, 2020, we have combined products and maintenance and support revenue together as products revenue on our consolidated statement of operations. Prior periods have been adjusted to conform with this presentation.

For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release.
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Recent Business Highlights

•On February 1, 2021, Rapid7 announced the acquisition of Alcide.IO Ltd., a leading provider of Kubernetes security. Alcide’s industry leading cloud workload protection platform (CWPP) provides seamless Kubernetes security fully integrated into the DevOps lifecycle. The acquisition will enhance Rapid7’s ability to provide a cloud native security platform to its customers to facilitate continuous management of risk and compliance across their cloud environments.
•In December 2020, Rapid7 announced a strategic partnership with SCADAfence, a market leader in industrial cybersecurity, to provide deep visibility into Operational Technology (OT) assets in hybrid environments. The technology partnership will allow customers to assess their infrastructure, inclusive of OT assets, and get advanced prioritization of risks based on both end point and network-based exposures.
•In December 2020, Rapid7 was named a Strong Performer in the Forrester Wave: Security Analytics, Q4 2020 report by Forrester Research.
•In December 2020, Rapid7 responded to the Sunburst Supply Chain Attack by providing insights to our customers regarding the event and quickly deploying content and detections across InsightVM and InsightIDR on their behalf.
First Quarter and Full-Year 2021 Guidance
Rapid7 anticipates annualized recurring revenue, revenue, non-GAAP (loss) income from operations, and non-GAAP net (loss) income per share to be in the following ranges:

First Quarter and Full-Year 2021 Guidance (in millions, except per share data)

	First Quarter 2021			Full-Year 2021
Annualized recurring revenue year-over-year growth				Approximately 20%
Revenue	$113.2	to	$114.8	$488.0	to	$496.0
Year-over-year growth	20%	to	22%	19%	to	21%
Non-GAAP (loss) income from operations	$(0.7)	to	$0.3	$12.0	to	$16.0
Non-GAAP net (loss) income per share	$(0.08)	to	$(0.06)	$(0.03)	to	$0.04
Weighted average shares outstanding	52.5		52.5	53.5		56.4
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the first quarter and full-year 2021 includes the anticipated contribution from the acquisition of Alcide as of January 28, 2021. Guidance for the first quarter and full-year 2021 does not include any potential impact of foreign exchange gains or losses. The weighted average shares outstanding for the first quarter 2021 represent basic shares outstanding given our projected non-GAAP net loss and for the full-year 2021 we provide both basic and diluted shares outstanding given our projected range of non-GAAP net loss to non-GAAP net income. In addition, fluctuations in Rapid7’s quarterly operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the current COVID-19 pandemic, whose severity, duration and ultimate impact is difficult to predict at this time. The primary set of drivers of Rapid7’s actual financial performance relative to the ranges provided will be a function of the timing and pace of economic recovery in the global economy and whether there are broad regional or systematic closures as a result of a sustained pandemic resurgence. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.

Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, such as acquisition-related expenses, litigation-related expenses and amortization of acquired intangible assets associated with the Alcide acquisition for the first quarter and full-year 2021, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
rapid7.com

Conference Call and Webcast Information
Rapid7 will host a conference call today, February 9, 2021, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on the Company’s website at http://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 2895825) until February 16, 2021. A webcast replay will be available at http://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq: RPD) is advancing security with visibility, analytics, and automation delivered through our Insight Platform. Our solutions simplify the complex, allowing security teams to work more effectively with IT and development to reduce vulnerabilities, monitor for malicious behavior, investigate and shut down attacks, and automate routine tasks. Over 9,700 customers rely on Rapid7 technology, services, and research to improve security outcomes and securely advance their organizations. For more information, visit our website, check out our blog, or follow us on Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs and certain other items such as acquisition-related expenses and litigation-related expenses. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by the weighted average shares used to compute net income (loss) per share, with the number of weighted average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt discount and issuance costs. The expense for the amortization of debt discount and debt issuance costs related to our convertible senior notes and revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
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Litigation-related expenses. We exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us related to significant litigation outside the ordinary course of business. We believe it is useful to exclude such expenses because we do not consider such amounts to be part of our ongoing operations.
Acquisition-related expenses. We exclude acquisition-related expenses as costs that are unrelated to the current operations and neither are comparable to the prior period nor predictive of future results.
Anti-dilutive impact of capped call transaction. Our capped calls transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA (non-GAAP). Adjusted EBITDA is a non-GAAP measure that we define as net loss before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, and (8) certain other items. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
Annualized Recurring Revenue (ARR). ARR is defined as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has (1) an active Rapid7 contract or a contract that expired within 90 days or less of the applicable measurement date; and for Logentries products, those customers with a contract value equal to or greater than $2,400 per year, or (2) purchased Rapid7 professional services within the 12 months preceding the applicable measurement date.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Recurring Revenue. We define recurring revenue as revenue from term software licenses, content subscriptions, managed services, cloud-based subscriptions and maintenance and support.
Renewal Rate. We calculate our renewal rate by dividing the dollar value of renewed customer agreements, including upsells and cross-sells of additional products, but excluding professional services, in a trailing 12-month period by the dollar value of the corresponding customer agreements.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the first quarter and full year 2021, the assumptions underlying such guidance and the timing of global economic recovery and the anticipated impact of COVID-19 on our guidance, business, financial condition and results of operations. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, risks arising from the ongoing COVID-19 pandemic, fluctuations in our quarterly results, failure to meet our publicly announced guidance or other expectations about our business, our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, our customers renewal of their subscriptions with us, competition in the markets in which we operate, market growth, our ability to
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innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, including Alcide, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2020 and in the subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Sunil Shah
Vice President, Investor Relations
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4240

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$173,617	$123,413
Short-term investments	138,839	116,158
Accounts receivable, net	111,599	87,927
Deferred contract acquisition and fulfillment costs, current portion	21,536	17,047
Prepaid expenses and other current assets	27,844	20,051
Total current assets	473,435	364,596
Long-term investments	10,124	22,887
Property and equipment, net	53,114	50,670
Operating lease right-of-use assets	67,178	60,984
Deferred contract acquisition and fulfillment costs, non-current portion	43,103	34,213
Goodwill	213,601	97,866
Intangible assets, net	44,296	28,561
Other assets	8,271	5,136
Total assets	$913,122	$664,913
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,860	$6,836
Accrued expenses	61,677	41,021
Operating lease liabilities, current portion	9,612	7,179
Deferred revenue, current portion	278,585	231,518
Other current liabilities	—	119
Total current liabilities	353,734	286,673
Convertible senior notes, net	378,586	185,200
Operating lease liabilities, non-current portion	75,737	72,294
Deferred revenue, non-current portion	31,365	36,226
Other long-term liabilities	2,164	1,352
Total liabilities	841,586	581,745
Stockholders’ equity:
Common stock	522	499
Treasury stock	(4,764)	(4,764)
Additional paid-in-capital	692,603	605,650
Accumulated other comprehensive loss	454	213
Accumulated deficit	(617,279)	(518,430)
Total stockholders’ equity	71,536	83,168
Total liabilities and stockholders’ equity	$913,122	$664,913

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Products	$104,384	$82,997	$382,922	$297,897
Professional services	8,775	8,651	28,564	29,050
Total revenue	113,159	91,648	411,486	326,947
Cost of revenue:
Products	27,295	19,470	96,864	68,179
Professional services	6,399	5,892	24,653	22,967
Total cost of revenue	33,694	25,362	121,517	91,146
Total gross profit	79,465	66,286	289,969	235,801
Operating expenses:
Research and development	29,737	21,719	108,568	79,364
Sales and marketing	54,429	44,508	195,981	157,722
General and administrative	15,930	12,374	59,519	44,710
Total operating expenses	100,096	78,601	364,068	281,796
Loss from operations	(20,631)	(12,315)	(74,099)	(45,995)
Other income (expense), net:
Interest income	111	1,253	1,454	6,014
Interest expense	(7,429)	(3,449)	(24,137)	(13,389)
Other income (expense), net	12	294	(81)	(433)
Loss before income taxes	(27,937)	(14,217)	(96,863)	(53,803)
Provision for income taxes	981	129	1,986	42
Net loss	$(28,918)	$(14,346)	$(98,849)	$(53,845)
Net loss per share, basic and diluted	$(0.56)	$(0.29)	$(1.94)	$(1.10)
Weighted-average common shares outstanding, basic and diluted	52,017,473	49,604,522	51,036,824	48,731,791

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(28,918)	$(14,346)	$(98,849)	$(53,845)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,284	4,559	22,631	16,528
Amortization of debt discount and issuance costs	5,305	2,730	17,518	10,513
Stock-based compensation expense	16,967	11,174	63,888	40,664
Provision for doubtful accounts	237	459	1,997	2,241
Deferred income taxes	737	116	737	(645)
Foreign currency re-measurement (gain) loss	(45)	(315)	263	255
Other non-cash items	255	(254)	168	(1,889)
Changes in operating assets and liabilities:
Accounts receivable	(37,608)	(25,660)	(24,380)	(14,800)
Deferred contract acquisition and fulfillment costs	(8,101)	(5,903)	(13,379)	(11,306)
Prepaid expenses and other assets	(10,308)	(3,813)	(8,956)	(13,691)
Accounts payable	(4,316)	(1,040)	(2,394)	92
Accrued expenses	11,719	9,581	8,640	4,759
Deferred revenue	47,884	30,810	37,428	18,686
Other liabilities	490	(274)	(425)	1,018
Net cash provided by (used in) operating activities	582	7,824	4,887	(1,420)
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	—	(125,826)	(14,607)
Purchases of property and equipment	(6,677)	(2,375)	(13,802)	(29,428)
Capitalization of internal-use software costs	(1,723)	(1,401)	(6,130)	(6,087)
Purchases of investments	(68,343)	(33,839)	(177,053)	(148,047)
Sales/maturities of investments	10,925	37,693	166,524	214,980
Net cash (used in) provided by investing activities	(65,818)	78	(156,287)	16,811
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $7,201	—	—	222,799	—
Purchase of capped calls related to convertible senior notes	—	—	(27,255)	—
Deferred business acquisition payment	—	—	(150)	—
Payments of debt issuance costs	(29)	—	(440)	—
Taxes paid related to net share settlement of equity awards	(2,937)	(2,026)	(8,921)	(6,952)
Proceeds from employee stock purchase plan	—	—	7,082	5,521
Proceeds from stock option exercises	1,591	2,295	7,810	10,219
Net cash (used in) provided by financing activities	(1,375)	269	200,925	8,788
Effect of exchange rate changes on cash, cash equivalents and restricted cash	519	317	679	(331)
Net (decrease) increase in cash, cash equivalents and restricted cash	(66,092)	8,488	50,204	23,848
Cash, cash equivalents and restricted cash, beginning of period	239,709	114,925	123,413	99,565
Cash, cash equivalents and restricted cash, end of period	$173,617	$123,413	$173,617	$123,413

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total gross profit (GAAP)	$79,465	$66,286	$289,969	$235,801
Add: Stock-based compensation expense[1]	1,104	610	4,298	2,580
Add: Amortization of acquired intangible assets[2]	2,433	1,658	8,700	6,339
Total gross profit (non-GAAP)	$83,002	$68,554	$302,967	$244,720
Gross margin (non-GAAP)	73.3%	74.8%	73.6%	74.9%
Gross profit (GAAP) - Products	$77,089	$63,527	$286,058	$229,718
Add: Stock-based compensation expense	727	369	2,740	1,405
Add: Amortization of acquired intangible assets	2,433	1,658	8,700	6,339
Total gross profit (non-GAAP) - Products	$80,249	$65,554	$297,498	$237,462
Gross margin (non-GAAP) - Products	76.9%	79.0%	77.7%	79.7%
Gross profit (GAAP) - Professional services	$2,376	$2,759	$3,911	$6,083
Add: Stock-based compensation expense	377	241	1,558	1,175
Total gross profit (non-GAAP) - Professional services	$2,753	$3,000	$5,469	$7,258
Gross margin (non-GAAP) - Professional services	31.4%	34.7%	19.1%	25.0%
GAAP Loss from operations	$(20,631)	$(12,315)	$(74,099)	$(45,995)
Add: Stock-based compensation expense[1]	16,967	11,174	63,888	40,664
Add: Amortization of acquired intangible assets[2]	2,582	1,690	9,138	6,479
Add: Acquisition-related expenses[3]	205	—	1,343	514
Add: Litigation-related expenses[4]	133	236	1,762	742
Non-GAAP (loss) income from operations	$(744)	$785	$2,032	$2,404
GAAP Net loss	$(28,918)	$(14,346)	$(98,849)	$(53,845)
Add: Stock-based compensation expense[1]	16,967	11,174	63,888	40,664
Add: Amortization of acquired intangible assets[2]	2,582	1,690	9,138	6,479
Add: Acquisition-related expenses[3]	205	—	1,343	514
Add: Litigation-related expenses[4]	133	236	1,762	742
Add: Release of valuation allowance, acquisition-related	—	—	—	(761)
Add: Amortization of debt discount and issuance costs	5,305	2,730	17,518	10,513
Non-GAAP Net (loss) income	$(3,726)	$1,484	$(5,200)	$4,306

Reconciliation of net income (loss) per share, basic:
GAAP net loss per share, basic	$(0.56)	$(0.29)	$(1.94)	$(1.10)
Non-GAAP adjustment to net loss per share	$0.49	$0.32	$1.84	$1.19
Non-GAAP net income (loss) per share, basic	$(0.07)	$0.03	$(0.10)	$0.09

Reconciliation of net income (loss) per share, diluted:
GAAP net loss per share, diluted	$(0.56)	$(0.29)	$(1.94)	$(1.10)
Non-GAAP adjustment to net loss per share	$0.49	$0.32	$1.84	$1.18
Non-GAAP net income (loss) per share, diluted	$(0.07)	$0.03	$(0.10)	$0.08

Weighted average shares used in GAAP per share calculation, basic and diluted	52,017,473	49,604,522	51,036,824	48,731,791

Weighted average common shares used in non-GAAP per share calculation:
Basic	52,017,473	49,604,522	51,036,824	48,731,791
Diluted	52,017,473	52,584,791	51,036,824	52,058,103

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$1,104	$610	$4,298	$2,580
Research and development	6,571	4,446	24,423	15,670
Sales and marketing	4,297	3,430	16,826	11,883
General and administrative	4,995	2,688	18,341	10,531
[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$2,433	$1,658	$8,700	$6,339
Sales and marketing	104	32	247	137

General and administrative	45	—	191	3
[3] Includes acquisition-related expenses as follows:
General and administrative	$205	$—	$1,343	$514
[4] Includes litigation-related expenses as follows:
General and administrative	$133	$236	$1,762	$742

Reconciliation of GAAP Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(28,918)	$(14,346)	$(98,849)	$(53,845)
Interest income	(111)	(1,253)	(1,454)	(6,014)
Interest expense	7,429	3,449	24,137	13,389
Other (income) expense, net	(12)	(294)	81	433
Provision for income taxes	981	129	1,986	42
Depreciation expense	2,915	2,537	11,036	8,963
Amortization of intangible assets	3,369	2,022	11,595	7,565
Stock-based compensation expense	16,967	11,174	63,888	40,664
Acquisition-related expenses	205	—	1,343	514
Litigation-related expenses	133	236	1,762	742
Adjusted EBITDA	$2,958	$3,654	$15,525	$12,453

First Quarter and Full-Year 2021 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	First Quarter 2021			Full-Year 2021
Reconciliation of GAAP to non-GAAP (loss) income from operations:
Anticipated GAAP loss from operations	$(23.9)	to	$(22.9)	$(88.3)	to	$(84.3)
Add: Anticipated stock-based compensation expense	19.6	to	19.6	89.0	to	89.0
Add: Anticipated amortization of acquired intangible assets	2.6	to	2.6	10.3	to	10.3
Add: Anticipated acquisition-related expenses	1.0	to	1.0	1.0	to	1.0
Anticipated non-GAAP (loss) income from operations	$(0.7)	to	$0.3	$12.0	to	$16.0

Reconciliation of GAAP to non-GAAP net (loss) income:
Anticipated GAAP net loss	$(28.0)	to	$(27.0)	$(104.8)	to	$(100.8)
Add: Anticipated stock-based compensation expense	19.6	to	19.6	89.0	to	89.0
Add: Anticipated amortization of acquired intangible assets	2.6	to	2.6	10.3	to	10.3
Add: Anticipated acquisition-related expenses	1.0	to	1.0	1.0	to	1.0
Add: Anticipated amortization of debt issuance costs	0.7	to	0.7	2.9	to	2.9
Anticipated non-GAAP net (loss) income	$(4.1)	to	$(3.1)	$(1.6)	to	$2.4

Anticipated GAAP net loss per share, basic and diluted	$(0.53)		$(0.51)	$(1.96)		$(1.88)
Anticipated non-GAAP net (loss) income per share, diluted	$(0.08)		$(0.06)	$(0.03)		$0.04

Weighted average shares used in GAAP per share calculation, basic and diluted			52.5			53.5

Weighted average shares used in non-GAAP per share calculation:
Basic			52.5			53.5
Diluted			52.5			56.4
The reconciliation does not reflect any items that are unknown at this time, such as acquisition-related expenses, litigation-related expenses and the amortization of acquired intangible assets associated with the Alcide acquisition for the first quarter and full-year of 2021, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss, and Anticipated GAAP net loss per share are expected to change.